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                                  EXHIBIT 99.1



[UNIVERSAL AUTOMOTIVE INDUSTRIES, INC. LOGO]


                                                               AUTOSPECIALITY(R)


MARCH 30, 2004

UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
11859 S. Central Avenue
Alsip, IL  60803
800 301 2725, extension 223
708 293 4050  Phone

         For More Information, Contact:

         ROBERT W. ZIMMER/UNIVERSAL AUTOMOTIVE INDUSTRIES INC.
         708-293-4050 extension 227

         ROGER PONDEL/PONDELWILKINSON INC.
         323-866-6006


                      UNIVERSAL AUTOMOTIVE REPORTS RESULTS
                          FOR 2003 YEAR, FOURTH QUARTER

 -- COMPANY REPORTS GOOD PROGRESS INTEGRATING ACQUISITION COMPLETED IN JANUARY,
                           DOUBLING UNIVERSAL'S SIZE--

Alsip, IL--March 30, 2004--Universal Automotive Industries, Inc. (NASDAQ:UVSL) today reported financial results for its fourth quarter and year ended December 31, 2003.

The company also said it is making excellent progress integrating the assets it acquired from TRW Automotive, Inc. in January 2004, which effectively doubled Universal's size.

Net sales for the 2003 fourth quarter amounted to $12.4 million, compared with $14.6 million for the corresponding period last year. Including year-end adjustments, the company sustained a net loss of $2.5 million, equal to $.29 per share, for the 2003 fourth quarter, versus net loss of $190,000, or $.02 per fully diluted share, a year ago.

For the full year, net sales were $59.3 million, compared with $69.9 million in 2002. As anticipated, the company recorded a net loss for 2003 of $4.2 million, equal to $0.51 per share, versus net income of $491,000, or $0.04 per fully diluted share in 2002.

Universal attributed the loss primarily to a sharp, rapid decline in sales that resulted from a nonrecurring major supply chain interruption in the second quarter. The company said one of its major brake rotor suppliers in China experienced a fire at its manufacturing plant early



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Universal Automotive Industries, Inc.
2-2-2


in the year, severely impacting Universal's fill rates during subsequent quarters, which historically have been the company's busiest selling periods. Universal said it has since expanded its supplier base in China through a relationship with Wanxiang, the company's single largest shareholder and one of the largest privately-owned companies in China.

Arvin Scott, Universal's president and chief executive officer, said supply for a significant product category was effectively curtailed, hampering the company's top line, while operating expenses remained relatively intact. He said earnings also were impacted by approximately $1.1 million of non-cash year-end adjustments related to issuance and re-pricing of warrants and other reserves.

"It was a perfect storm in 2003 that will not likely happen again," Mr. Scott said. "We have since re-established an outstanding base of new suppliers, and sales in the affected product categories are returning. Moreover, 2004 is starting off on the right track, having completed the purchase of certain assets from TRW Automotive, Inc. in January and making excellent progress thus far with the first phase of the integration process. The acquisition doubles the size of Universal and enables the company to be a complete brake and undercar supplier, with well known branded and private label products. Moreover, it is providing outstanding new growth opportunities, along with measurable operating efficiencies and economies of scale."

Mr. Scott said approximately $5 million in identified costs are being taken out of the combined operations, including closing Universal's Rancho Dominguez, CA facility and merging the operations with the Autospecialty facility in Carson, CA that it acquired from TRW, as well as closing an acquired warehouse in Itasca, Illinois and merging those operations into an existing Universal facility in Alsip, Illinois. He said cost savings also are being be realized from related workforce reductions, including consolidation of the Autospecialty brake rotor manufacturing plant into the existing Universal brake rotor manufacturing facility, as well as from administrative and certain other functions, and related operating efficiencies.

 "Customers of the acquired TRW operations, as well as Universal's customers, are reacting enthusiastically to the wider array of product offerings that is now available to them from one company," Mr. Scott said. "From a corporate perspective, while there is much to do in our aggressive plan to essentially complete the integration process by mid year, we are excited about the future and confident about our long term growth opportunities and providing a solid return to our shareholders."




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Univeral Automotive Industries, Inc.
3-3-3


ABOUT UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.


Universal, headquartered in the Chicago area, specializes in the distribution and manufacture of brake rotors and other brake parts, under its trademarks UBP
- Universal Brake Parts, Evolution and Ultimate in the United States and Canada and its proprietary Autospecialty, ValuMaxx and PowerStop brands. The company also provides TRW-branded brake rotors and drums and suspension products.


This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created hereby. Such forward-looking statements, including, but not limited to, exceeding $100 million in annualized sales for 2004 and realization of efficiencies from the consolidation of facilities and functions, involve known and unknown risks, uncertainties (including those risk factors referenced in the company's filings with the Securities and Exchange Commission), and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance, or achievements of the company expressed or implied by such forward-looking statements.

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Univeral Automotive Industries, Inc.
4-4-4


                      Universal Automotive Industries, Inc.
                          Summary of Financial Results
                         ($000's) except per share data


                                                                 QUARTER ENDED DECEMBER 31,             YEAR ENDED DECEMBER 31,
                                                               ------------------------------      --------------------------------
                                                                    2003            2002               2003                2002
                                                               ------------     ------------       ------------       ------------
Net Sales
      Brake Parts                                              $      9,042     $     12,998       $     45,303       $     62,568
      Non-Brake Parts                                                 3,322            1,643             14,000              7,288
                                                               ------------     ------------       ------------       ------------
      Total                                                    $     12,364     $     14,641       $     59,303       $     69,856

Gross Margin:                                                         1,248            1,904              7,538             12,326
                                                                       10.1%            13.0%              12.7%              17.6%
Selling, General and Administrative Expenses
                                                                      2,092            1,844              9,415             10,317
Other Operating (Income) Expense                                        248              (63)               248                 98
(Income)  Loss from Hungarian operations                                  -               71                  -                 71
                                                               ------------     ------------       ------------       ------------
Income (loss) from operations                                  $     (1,092)    $         52       $     (2,125)      $      1,840

Other expense (income)
      Interest Expense                                                  284              291              1,057              1,398
      Non-cash expense related to the issuance of warrants              648                -                648                  -
      Loss (Gain) on disposition of assets                               39              (49)                 6                (49)
      Other income ( loss)                                             (406)               -               (405)
                                                               ------------     ------------       ------------       ------------
Income (loss) before provision (benefit) for                   $     (2,469)    $       (190)      $     (4,241)      $        491
      income taxes
 Income tax provision (benefit)                                           -                -                  -                  -
                                                               ------------     ------------       ------------       ------------
Net Income (Loss)                                              $     (2,469)    $       (190)      $     (4,241)      $        491
                                                               ============     ============       ============       ============


EARNINGS (LOSS) PER SHARE
      Basic net income (loss) per common share                 $      (0.29)    $      (0.02)      $      (0.51)      $       0.06

      Diluted net income (loss) per common share               $      (0.29)    $      (0.02)      $      (0.51)      $       0.04

      Weighted-average common shares outstanding                                                      8,394,763           8,198,174
      Effect of dilutive securities
         Conversion of preferred stock                                                                        -          3,014,380
                                                                                                   ------------       ------------
                                                                                                      8,394,763         11,212,554
                                                                                                   ------------       ------------